                                                                    EXHIBIT 99.2


REPORT OF INDEPENDENT ACCOUNTANTS




American Express Travel Related Services Company, Inc.
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
4315 South 2700 West
Salt Lake City, Utah 84184

American Express Receivables Financing Corporation II
200 Vesey Street
New York, New York 10285

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286


We have examined American Express Travel Related Services' ("TRS") compliance with the terms, covenants, provisions, or conditions of Articles III and IV and
Section 8.08 of the Master Pooling and Servicing Agreement, dated as of May 16, 1996, as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of March 30, 2001, as supplemented by the Series' 1998-1, Series 1999-1, Series 1999-2, Series 1999-3, Series 1999-5, Series 2000-1, Series
2000-2,  Series 2000-3,  Series 2000-4,  Series  2000-5,  Series 2001-1,  Series
2001-2,  Series 2001-3,  Series 2001-4,  Series  2001-5,  Series 2001-6,  Series
2001-7,  Series 2002-1,  Series 2002-2,  Series  2002-3,  Series 2002-4,  Series
2002-5 and Series 2002-6 Supplements (together the "Agreement"), among the Company, as Servicer, American Express Receivables Financing Corporation II ("RFCII") and American Express Centurion Bank ("Centurion"), as Transferors, and The Bank of New York ("BONY"), as Trustee on behalf of the Certificateholders of the Trust, insofar as they relate to accounting matters for the year ended December 31, 2002. Management is responsible for TRS' compliance with those requirements. Our responsibility is to express an opinion on TRS' compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about TRS' compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on TRS' compliance with specified requirements.

In our opinion, TRS complied, in all material respects, with the aforementioned requirements for the year ended December 31, 2002.

This report is intended solely for the information and use of the Company, RFC II, Centurion, BONY, Moody's Investors Services and Standard & Poor's Corporation and is not intended to be and should not be used by anyone other than these specified parties. However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report on Form 10-K filed by RFCII on behalf of the Trust, and its distribution is not limited.


                                             /s/ Ernst & Young LLP

March 28, 2003

REPORT OF INDEPENDENT ACCOUNTANTS




American Express Travel Related Services Company, Inc.
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
4315 South 2700 West
Salt Lake City, Utah 84184

American Express Receivables Financing Corporation II
200 Vesey Street
New York, New York 10285

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286


We have examined management's assertion that the control policies and procedures maintained by American Express Travel Related Services Company, Inc. ("TRS"), a wholly owned subsidiary of American Express Company ("American Express"), over the functions performed as Servicer of the American Express Credit Account Master Trust (the "Trust") are effective as of December 31, 2002, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Master Pooling and Servicing Agreement, dated as of May 16, 1996, as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of March 30, 2001, as supplemented by the Series' 1998-1, 1999-1, 1999-2, 1999-3, 1999-5, 2000-1,
2000-2,  2000-3, 2000-4, 2000-5, 2001-1, 2001-2, 2001-3, 2001-4, 2001-5, 2001-6,
2001-7,  2002-1, 2002-2, 2002-3, 2002-4, 2002-5 and 2002-6 Supplements (together the "Agreement"), among TRS as Servicer, American Express Receivables Financing Corporation II ("RFCII") and American Express Centurion Bank ("Centurion") as Transferors, and The Bank of New York as Trustee on behalf of the
Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report Of Management On American
Express Travel Related Services' Control Policies and Procedures over the Functions Performed as Servicer of the American Express Credit Account Master Trust" (the "Report"). Management is responsible for the control policies and procedures over its functions performed as Servicer of the Trust. Our responsibility is to express an opinion on the effectiveness of internal control based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the control policies and procedures, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control policy and procedure, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of the control policies and procedures over the functions performed by TRS as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that TRS control policies and procedures over the functions performed as Servicer of the Trust that are effective, as of December 31, 2002, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization in conformity with the Agreements between TRS as Servicer, Centurion and RFCII as Transferors, and The Bank of New York as Trustee on behalf of the
Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in management's report:

o Funds collected are appropriately allocated to the Trust in accordance with the Agreement.

o The addition of Accounts to the Trust are authorized in accordance with the Agreement.

o The removal of Accounts from the Trust are authorized in accordance with the Agreement.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreement.

o Daily records as specified in the Agreement are maintained and are available for inspection by the Trustee upon request.

o Monthly Servicer's Certificates are prepared and contain the required information in accordance with the Agreement.

o Monthly Servicer's Certificates generated pursuant to the Agreement are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

o On an annual basis, the Servicer will deliver to the Trustee an Annual Servicer's Certificate.

o The payments to the Trustee are made by the Servicer in accordance with the Agreement.


                                             /s/ Ernst & Young LLP

 March 28, 2003

        Report Of Management On American Express Travel Related Services' Control Policies and Procedures over the Functions Performed as Servicer of the
                  American Express Credit Account Master Trust


March 28, 2003


American Express Travel Related Services Company, Inc. ("TRS"), which is a wholly owned subsidiary of American Express Company, is responsible for establishing and maintaining effective control policies and procedures over the functions performed as Servicer of the American Express Credit Account Master Trust (the "Trust"). These control policies and procedures are designed to provide reasonable assurance to TRS' management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in conformity with the Master Pooling and Servicing Agreement, dated as of May 16, 1996, as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of March 30, 2001, as supplemented by the Series'1998-1, 1999-1, 1999-2, 1999-3, 1999-5, 2000-1,
2000-2,  2000-3, 2000-4, 2000-5, 2001-1, 2001-2, 2001-3, 2001-4, 2001-5, 2001-6,
2001-7,  2002-1, 2002-2, 2002-3, 2002-4, 2002-5 and 2002-6 Supplements (together the "Agreement"), among TRS as Servicer, American Express Receivables Financing Corporation II ("RFCII") and American Express Centurion Bank ("Centurion") as Transferors, and The Bank of New York as Trustee on behalf of the
Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.

Because of inherent limitations in any control, no matter how well designed, misstatements due to error or fraud may occur and not be detected, including the possibility of the circumvention or overriding of controls. Accordingly, even effective controls can provide only reasonable assurance with respect to the achievement of any objectives of controls. Further, because of changes in conditions, the effectiveness of controls may vary over time.

TRS has identified the following criteria for effective controls:

o Funds collected are appropriately allocated to the Trust in accordance with the Agreement.

o The addition of Accounts to the Trust are authorized in accordance with the Agreement.

o The removal of Accounts from the Trust are authorized in accordance with the Agreement.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreement.

o Daily records as specified in the Agreement are maintained and are available for inspection by the Trustee upon request.

o Monthly Servicer's Certificates are prepared and contain the required information in accordance with the Agreement.

o Monthly Servicer's Certificates generated pursuant to the Agreement are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

o On an annual basis, the Servicer will deliver to the Trustee an Annual Servicer's Certificate.

o The payments to the Trustee are made by the Servicer in accordance with the Agreement.

TRS assessed its control policies and procedures over the functions performed as Servicer of the Trust in relation to these criteria. Based upon this assessment, TRS believes that, as of December 31, 2002, its control policies and procedures over the functions performed as Servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreement between the TRS as Servicer, RFCII and Centurion as Transferors, and The Bank of New York as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.

           American Express Travel Related Services Company, Inc. by:




Date signed  March 26, 2003             /s/ Lawrence Belmonte
             ---------------            ---------------------------------------
                                        Lawrence Belmonte
                                        Vice President CSBS - Planning and
                                        Forecasting


Date signed  March 28, 2003             /s/ Daniel L. Follett
             ---------------            ---------------------------------------
                                        Daniel L. Follett
                                        Chief Financial Officer -
                                        American Express Centurion Bank


Date signed  March 26, 2003             /s/ Leslie R. Scharfstein
             ---------------            ---------------------------------------
                                        Leslie R. Scharfstein
                                        President - American Express Receivables
                                        Financing Corporation II